UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

CROWN CRAFTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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For immediate release	August 7, 2007
Crown Crafts Urges Stockholders to Vote “For”
Deyo, Fox and Chestnut on the WHITE Proxy Card
Annual Meeting to be Held on August 14, 2007
Gonzales, Louisiana — With its August 14, 2007 annual meeting of stockholders rapidly approaching, Crown Crafts, Inc (NASDAQ-CM: CRWS) today urged stockholders to vote “FOR” the re-election of Messrs. Deyo, Fox and Chestnut on the WHITE proxy card.
As the Board noted in its recent letter to stockholders, under the guidance of current management and the Board, the Company has:
•	increased stockholders’ equity by more than $50 million
•	reduced its debt from $48 million in July 2001 to $5.8 million as of April 1, 2007
•	extinguished lender warrants without extraordinary cost to the Company
•	achieved six consecutive years of profitability
The Company urged stockholders to consider these accomplishments, among others that have been noted in recent weeks, and provide their support for Messrs. Deyo, Fox and Chestnut.
E. Randall Chestnut, the Company’s Chairman, President and Chief Executive Officer, said, “Our Company has gone through some difficult times, but our employees, management and Board have joined together and worked to make us prosper and make the Company stronger. After five years of hard work, we have significantly streamlined our operations and last year we succeeded in restructuring our debt. Our Board is committed in its efforts to build on our past successes, and I urge stockholders to support our nominees for re-election.”
Each Crown Crafts stockholder’s vote is extremely important regardless of the number of shares owned. Crown Crafts stockholders should vote by telephone or by Internet by following the easy instructions on the WHITE proxy card, or by signing, dating and returning the WHITE proxy card promptly to ensure their shares are voted at the August 14th annual meeting.
Stockholders who previously voted on the Wynnefield Group’s gold proxy card have every legal right to change their vote by voting a WHITE proxy card TODAY—by telephone, by Internet or by expedited delivery. Only the latest dated proxy will count at the meeting. We urge stockholders to simply discard and not to return any gold proxy card sent to them by Wynnefield.
Stockholders who need assistance in the last-minute voting of their shares may call Crown Crafts’ proxy solicitor, Georgeson Inc., toll-free at 888-605-7561 (banks and brokers may call collect at 212-440-9800).
About Crown Crafts
Crown Crafts, Inc. designs, markets and distributes infant and juvenile consumer products, including bedding, blankets, bibs, bath items and accessories. Its subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest producer of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.
This document contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. Reference is made to the Company’s periodic filings with the Securities and Exchange Commission for factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Chris Hayden
Georgeson Inc.
(212) 440-9850

or

Olivia Elliott
Secretary — Treasurer
(225) 647-9124

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